CONSENT OF HOLTZ RUBENSTEIN & CO., LLP, INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference into the Registration Statements on Forms S-8 (Nos. 333-20865, 333-08499, 333-05177, 333-06063 and
33-59056) of Star Multi Care Services, Inc. of our report dated July 19, 1996, except as to the pooling of interests with AMSERV HEALTHCARE INC., which is as of August 23, 1996, with respect to the consolidated financial statements of Star Multi Care Services, Inc. appearing in this Current Report on Form 8-K.



/s/ Holtz Rubenstein & Co., LLP
HOLTZ RUBENSTEIN & CO., LLP
Melville, New York
April 25, 1997